UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

Item 7.01: Regulation FD Disclosure

On August 26, 2016, Sono-Tek Corporation issued a press release regarding comments made by Dr. Christopher L. Coccio, Chairman and CEO and R. Stephen Harshbarger, President, at the Company’s annual meeting of shareholders held on August 25, 2016, in the form attached as exhibit 99.1.

Item 5.07: Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Company’s annual meeting of shareholders held on August 25, 2016:

1.	The shareholders elected, by a plurality of the votes cast, all four nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2018 and until their successors are duly elected and qualified.

Nominee	For	Against	Broker Non-Votes
Edward J. Handler, III	3,480,706	22,700	7,487,459
Eric Haskell	3,481,206	22,200	7,487,459
Dr. Donald F. Mowbray	3,480,706	22,700	7,487,459
Samuel Schwartz	3,480,206	23,200	7,487,459

Dr. Christopher L. Coccio, Dr. Joseph Riemer, Philip Strasburg and R. Stephen Harshbarger, who were not standing for re-election, continued to serve as Directors following the annual meeting.

2.	The shareholders ratified by the affirmative vote of the majority of the votes cast on the proposal, the appointment of Ligget & Webb, P.A., as the Company’s independent auditors for the fiscal year ending February 28, 2017.

For:	10,796,572
Against:	45,006
Abstained:	149,287
There were no broker non-votes.

3.	The shareholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

For:	3,129,253
Against:	78,540
Abstained:	295,613
Broker non Votes:	7,487,459

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

99.1       Press Release dated August 26, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

August 26, 2016